                                                                   Exhibit 10.50

                              EMPLOYMENT AGREEMENT
                              ---------------------

          THIS AGREEMENT made as of the 1st day of November, 1999.

BETWEEN:

               EXPRESS VACATIONS, LLC.

               (hereinafter called the "Company")
                                                              OF THE FIRST PART,

               - and -

               JOHN FENYES

               (hereinafter called the "Executive")

                                                             OF THE SECOND PART.


          WHEREAS the Company is engaged in the operation of a tour and travel business, including without limitation selling travel packages which include transportation, hotel accommodations, car rental, destination activities, sightseeing tours and similar activities (the "Business");

          AND WHEREAS the Executive has been employed by the Company and has been a member of the Company;

          AND WHEREAS by agreement of even date Travelbyus.com Ltd. ("Travelbyus") has purchased all issued and outstanding units of membership interests of the Company from the Executive and other third parties, a term of which agreement is that Travelbyus continue the employment by the Company of the Executive on substantially the same terms as previously enjoyed which terms are to be reflected in a written agreement ("Agreement");

          AND WHEREAS the Company is a wholly owned subsidiary of Travelbyus;

          AND WHEREAS the Company has agreed to continue the employment of the Executive and the Executive has agreed to accept such continued employment, in the Business, subject to the terms, conditions and covenants herein provided and both parties have agreed to execute this Agreement;
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                                      -2-


          NOW THEREFORE in consideration of the mutual covenants herein contained and other good and valuable consideration, the Company and the Executive agree as follows:

POSITION
--------

1. The Company hereby employs the Executive and the Executive agrees to be employed as Executive Vice President and Chief Operating Officer of the Company on the terms and conditions herein contained. In addition the Executive agrees to hold the position of Executive Vice President and Chief Operating Officer of Travelbyus. The Executive shall report to the Chief Executive Officer of Travelbyus.

2. The Executive shall serve the Company with such duties and responsibilities as the Company may from time to time assign to the Executive. These duties and responsibilities shall be commensurate with a similar position in a business of comparable size and type, including, without limiting the generality of the foregoing, the duty to manage, supervise and conduct the ordinary and usual business and affairs of the Company and to advise the Company in connection therewith. During the currency of this Agreement, the Executive shall devote the whole of his business time and attention to the Business and shall not, without the consent in writing of the Company, undertake any other business or occupation or become an executive, employee or agent of any other corporation, firm or individual.

3. The Executive shall work out of the Company's office in Reno, Nevada, but agrees that his principal place of employment may be relocated by the Company after June 2000 upon mutual agreement anywhere within the continental United States of America.

REMUNERATION
------------

4. The Executive shall receive a base salary from the Company of $150,000.00 per annum, payable in accordance with the Company's payroll practices in force from time to time, and such compensation shall be subject to review and, if the Company considers it to be appropriate, increased compensation annually.

BONUS AND RETENTION BONUS
-------------------------

5. The Executive shall be entitled to a performance bonus on terms to be established by the Board of Directors of Travelbyus in its sole discretion. The parties also contemplate entering into an agreement for the provision of a retention bonus on terms and conditions to be established by the parties.
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                                      -3-

EQUITY PARTICIPATION
--------------------

6. The Executive shall be entitled to enter into a formal agreement for the grant of options to purchase 250,000 common shares of Travelbyus. Such agreement shall be made pursuant to the Employee Stock Option Plan established by Travelbyus, and shall provide that 50% of the options shall vest on the first anniversary of this Agreement and the second 50% of the options shall vest on the second anniversary of this Agreement.

BENEFITS AND EXPENSES
---------------------

7. The Executive shall be entitled to participate in the health, life and medical benefit plan and any 401K plan made available by the Company generally to its executives, as amended from time to time without any waiting period, and the Company agrees that it will not during the term of this Agreement materially change its annual health, life and medical benefit plan without the prior written consent of the Executive. The Company shall pay all necessary business expenses as approved by the Company's Chief Financial Officer, which approval shall not be unreasonably withheld, which are actually and properly incurred by the Executive in furtherance of or in connection with the business of the Company, including, but not by way of limitation, all business related travel and parking expenses, public relations expenses and all business related entertainment expenses (whether incurred at the Executive's residence, while travelling or otherwise). If any such expenses are paid in the first instance by the Executive, the Company shall reimburse him therefor, subject to the receipt by the Company of statements and vouchers in a form reasonably satisfactory to the Company's Chief Financial Officer.

VACATION
--------

8. The Executive shall be entitled to up to three (3) weeks vacation in each calendar year; provided that such vacation may be taken only at such times as the Executive and the Company may from time to time reasonably determine having regard to the operations of the Company. In the event of termination of this Agreement and the Executive's employment, the Executive shall be entitled to payment for any vacation time accrued up to the date of termination but unused during the year of termination.

TERM
----

9. (a) The term of this Agreement and the Executive's employment hereunder shall be two (2) years commencing on October 29, 1999 unless sooner terminated in accordance with the provisions of section 10; provided that upon expiration of the initial term, this Agreement shall be automatically
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                                      -4-

            renewed for successive periods of one (1) year each, unless at least ninety (90) days prior to the expiration of the initial term or any renewal term, as the case may be, either the Executive or the Company gives written notice to the other of them of its intention to terminate this Agreement upon the expiration of the initial term or the renewal term, as the case may be. For the purposes of this Agreement, if such notice is not given at least ninety (90) days prior to the expiration of the initial term or renewal term, as the case may be, the employment of the Executive hereunder shall be deemed to be automatically renewed for a one (1) year period following the date of such expiration.

     (b) In the event of the delivery by the Executive of a notice pursuant to this section 9, the Executive shall be deemed to have voluntarily resigned from his employment hereunder effective on the expiration of the initial term or renewal term, as the case may be. In the event of termination by the Executive under this section 9, the Executive shall not be entitled to any further remuneration other than payments of base salary, bonus (if any) earned up until the termination, and business expenses recoverable under section 7, above, incurred up until the termination.

TERMINATION
-----------

      10(a) Events of Termination. The employment term, the Employee's remuneration, bonus and retention bonus, equity participation, and any and all other rights of the Employee under this Agreement or otherwise as an employee of the Company will terminate (except as otherwise provided in this Section):

            (i)   upon the death of the Employee;

            (ii) upon the disability of the Employee (as defined in Section 10(b) immediately upon notice from either party to the other;

            (iii) For Cause (as defined in Section 10(c), immediately upon notice from the Company to the Employee, or at such later time as such notice may specify;

            (iv) Other than For Cause, Disability or Death, immediately upon notice from the Company to the Employee, or at such later time as such notice may specify; or

            (v) For Good Reason (as defined in Section 10(d) upon not less than thirty days' prior notice from the Employee to the Company.

      (b)   Definition of Disability. For purposes of Section 10(a), the
            ------------------------
Employee will be deemed to have a "disability" if, for physical or mental reasons, the Employee is unable to perform the Employee's duties under this Agreement as determined in accordance with this Section 10(b). The disability of the Employee will be determined by a medical doctor selected by written agreement of the Company and the Employee upon the request of either party by notice to the other. If the Company and the
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                                      -5-

Employee cannot agree on the selection of a medical doctor, each of them will select a medical doctor and the two medical doctors will select a third medical doctor who will determine whether the Employee has a disability. The determination of the medical doctor selected under this Section 10(b) will be binding on both parties. The Employee must submit to a reasonable number of examinations by the medical doctor making the determination of disability under this Section 10(b), and the Employee hereby authorizes the disclosure and release to the Company of such determination and all supporting medical records. If the Employee is not legally competent, the Employee's legal guardian or duly authorized attorney-in-fact will act in the Employee's stead, under this Section 10(b), for the purposes of submitting the Employee to the examinations, and providing the authorization of disclosure, required under this Section 10(b).

     (c)  Definition of "For Cause". For purposes of Section 10(a), the phrase
          ------------------------
"For Cause" means: (i) the Employee's breach of this Agreement; (i) the Employee's failure to adhere to any written Company policy if the Employee has been given a reasonable opportunity to comply with such policy or cure his failure to comply; (iii) the appropriation or attempted appropriation of a material business opportunity of the Company, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company; (iv) the misappropriation or attempted misappropriation of any of the Company's funds, property, or Confidential Information; or (v) the conviction of, the indictment for or its procedural equivalent, or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment.

     (d)  Definition of "For Good Reason." For purposes of Section 10(a), the
          ------------------------------
phrase "For Good Reason" means any of the following: (i) the Company's material breach of this Agreement or the Purchase Agreement; (ii) the assignment of the Employee without his consent to a position, responsibilities, or duties of a materially lesser status or degree of responsibility than his position, responsibilities, or duties at the effective date of this Agreement; or (iii) the relocation of the Company's principal corporate offices outside Reno, Nevada without Executive's consent; or (iv) the requirement by the Company that the Employee be based anywhere other than the Company's principal corporate offices, in any case without the Employee's consent.

     (e)  Termination Pay. Effective upon the termination of this Agreement, the
          ---------------
Company will be obligated to pay the Employee (or, in the event of his death, his designated beneficiary as defined below) only such compensation as is provided in this Section 10(e), and in lieu of all other amounts and in settlement and complete release of all claims the Employee may have against the Company. For purposes of this Section 10(e), the Employee's designated beneficiary will be such individual beneficiary or trust,
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                                      -6-

located at such address, as the Employee may designate by notice to the Company from time to time or, if the Employee fails to give notice to the Company of such a beneficiary, the Employee's estate. Notwithstanding the preceding sentence, the Company will have no duty, in any circumstances, to attempt to open an estate on behalf of the Employee, to determine whether any beneficiary designated by the Employee is alive or to ascertain the address of any such beneficiary, to determine the existence of any trust, to determine whether any person or entity purporting to act as the Employee's personal representative (or the trustee of a trust established by the Employee) is duly authorized to act in that capacity, or to locate or attempt to locate any beneficiary, personal representative, or trustee.

     (i)   Termination by the Employee For Good Reason. If the Employee
           -------------------------------------------
     terminates this Agreement For Good Reason, the Company will pay the Employee (A) the Employee's salary for the greater of six months or the remainder, if any, of the term of this Agreement, and (B) that portion of the Employee's bonus or retention bonus, if any, for the fiscal year during which the termination is effective, prorated through the date of termination.

     (ii)  Termination by the Company For Cause. If the Company terminates this
           ------------------------------------
           Agreement For Cause, the Employee will be entitled to receive his salary only through the date such termination is effective, but will not be entitled to any bonus or retention bonus for the fiscal year during which such termination occurs or any subsequent fiscal year.

     (iii) Termination upon Disability. If this Agreement is terminated by
           ---------------------------
           either party as a result of the Employee's disability, as determined under Section 10.2, the Company will pay the Employee his Salary through the remainder of the calendar month during which such termination is effective and for the lesser of (A) six (6) months thereafter, or (B) the period until disability insurance benefits commence under the disability insurance coverage furnished by the Company to the Employee.

     (iv)  Termination upon Death. If this Agreement is terminated because of
           ----------------------
           the Employee's death, the Employee will be entitled to receive his salary through the end of the calendar month in which his death occurs, the proceeds of his life insurance policy, and that part of the Employee's bonus or retention bonus, if any, for the fiscal year during which his death occurs, prorated through the end of the calendar month during which his death occurs.

     (v)   Termination by Company Other than for Cause, Disability or Death. If
           ----------------------------------------------------------------
           the Company terminates this Agreement without Cause, the Company will pay the Employee (A) the greater of six (6) months or Employee's salary for the remainder, if any, of the term of this Agreement, and
           (B) that portion of the Employee's bonus or retention bonus, if any, for the fiscal year during which the termination is effective, prorated through the date of termination.

     (vi) Benefits. The Employee's accrual of, or participation in plans
          --------
          providing for, the Benefits will cease at the effective date of the termination of this Agreement, and the Employee will be entitled to accrued Benefits pursuant to such plans only as provided in such plans.

CONFIDENTIALITY
---------------

11. All confidential records, material, information and all trade secrets concerning the business or affairs of the Company obtained by the Executive in the course of his employment shall remain the exclusive property of the Company. During the Executive's employment or at any time thereafter, the Executive shall not divulge the contents of such confidential records, material, information or trade secrets to any person, firm or corporation other than to the Company or the Company's qualified executives and the Executive shall not, following the termination of his employment hereunder for any reason, use the contents of such confidential records, material, information or trade secrets for any purpose whatsoever. This section shall not apply to any confidential records, material, information or trade secrets which:

     (a) is or becomes publicly known through the lawful action of any third party;

     (b)  is disclosed without restriction to the Executive by a third party;

     (c)  is known by the Executive prior to its disclosure by the Company;

     (d) is subsequently developed by the Executive, independently of records, material, information and trade secrets supplied to the Executive by the Company;

     (e) has been made available by the Company directly or indirectly to a third party without obligation of confidentiality; or

     (f) the Executive is obligated to produce as a result of a court order or pursuant to governmental action, provided that the Company shall have been given written notice of such court order or governmental action and an opportunity to appear and object.

NON-SOLICITATION
----------------

12. The Executive covenants and agrees with the Company that he shall not, during the term of his employment hereunder and for a period ending one (1) year following the date of the termination of his employment:
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                                      -8-

     (a) directly or indirectly solicit, interfere with or endeavour to direct or entice away from the Company any person, firm or Company who is or has within the preceding year been a customer, client or otherwise in the habit of dealing with the Company; or

     (b) interfere with, entice away or otherwise attempt to induce the termination of employment of any employee of the Company.

NON-COMPETITION
---------------

13. The Executive covenants and agrees with the Company that he will not (without the prior written consent of the Company) directly or indirectly, in any manner whatsoever, including without limitation, either individually or in partnership or jointly or in conjunction with any other person or persons, firm, association, syndicate, Company or corporation, as principal, agent, shareholder, Executive or in any other manner whatsoever during the term of his employment hereunder and for a period ending six months following the date of the termination of his employment, carry on or be engaged in any business within North America which is competitive with the Business or any other business then carried on by the Company (a "Competitive Business"), or be concerned with or interested in or lend money to, guarantee the debts or obligations of or permit his name or any part thereof to be used by any person, persons, firm, association, syndicate, Company or corporation engaged or concerned with or interested in a Competitive Business.

14. Notwithstanding the provisions of section 13, the Executive may invest in stocks, bonds or other securities in any Competitive Business (but without participating in such Competitive Business) if:

     (a) the stocks, bonds or other securities of the Competitive Business are listed on any national or regional securities exchange or are publicly traded over the counter;

     (b) his investment in the Competitive Business does not exceed, in the case of any class of capital stock five percent (5%) of the issued and outstanding shares, or in the case of bonds or other securities, five percent (5%) of the aggregate principal amount thereof issued and outstanding; and

     (c) such investment would not prevent, directly or indirectly, the transaction of business by the Company with any federal, state or provincial government of Canada or the United States of America or any governmental subdivision, agency or instrumentality thereof by virtue of any statute, law, regulation or administrative practice.

INJUNCTIVE RELIEF

15. The Executive acknowledges and agrees that the agreements and covenants in sections 11 to 14 are essential to protect the business and goodwill of the Company and that a breach by the Executive of the covenants in Sections 11 to 14 hereof could result in irreparable loss to the Company which could not be adequately compensated for in damages and that the Company may have no adequate remedy at law if the Executive breaches such provisions. Consequently, if the Executive breaches any of such provisions, the Company shall have in addition to and not in lieu of, any other rights and remedies available to it under any law or in equity, the right to obtain injunctive relief to restrain any breach or threatened breach thereof and to have such provisions specifically enforced by any court of competent jurisdiction.

Arbitration
-----------

16. Except for any matters for which this Agreement expressly provides otherwise, any matter in dispute under or relating to this Agreement shall, unless settled in the manner provided by paragraph 16(a), be finally resolved by binding arbitration.

     (a) The parties wish to foster a mutually beneficial relationship under this Agreement and to encourage an informal mechanism for the resolution of disputes. Either party may at any time notify the other party of an intention to discuss or dispute any matter connected with this Agreement. Within 5 days of receiving such notification, the parties shall each appoint a representative knowledgeable on the topic at issue and such representatives shall meet within the following 5 days in an attempt to settle the matter at issue. If the representatives of the parties are unable to resolve the matter at issue within 5 days of their first meeting, then either party may refer the matter at issue to binding arbitration in accordance with this section 16.

     (b) In the event that the parties are unable to resolve a disagreement or dispute pursuant to paragraph 16(a), Any and all disputes, controversies or claims arising under or in connection with this Agreement other than the right to injunctive relief as set forth in
          Section 15 above, including without limitation, fraud in the inducement of this Agreement, or the general validity or enforceability of this Agreement, shall be submitted to binding arbitration before one arbitrator of and in accordance with the Commercial Arbitration Rules of the American Arbitration Association and conducted in a private manner in Washoe County, Nevada. All expenses of any arbitration shall be borne equally by the parties. All fees, including legal fees shall be borne by the party who incurred said fees. The award of the arbitrator shall be final and enforceable in the courts of Nevada. All costs of enforcement are to be borne by the losing party. In reaching his or her decision, the arbitrator shall have no authority to change or modify any provision of this Agreement. Each party shall have the right to discovery in accordance with the Nevada Rules of Civil Procedure so long as all discovery is conducted under a confidentiality order issued by the arbitrator prohibiting the use of any information disclosed or delivered in
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                                      -10-

          the discovery process except for use within the Arbitration. Upon conclusion of the arbitration, all documents or tangible items disclosed must be returned to the party who produced the items.

SEVERABILITY
------------

17. The parties acknowledge that the provisions of sections 11 to 14 hereof (the "Restrictive Covenants") are reasonable and valid in geographic and temporal scope and all other respects. If any court of competent jurisdiction determines that any of the Restrictive Covenants or any part thereof, is or are invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to invalid portions. If any court of competent jurisdiction determines that any of the Restrictive Covenants or any part thereof is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable. The Executive acknowledges that the Company's business extends throughout the geographical area outlined above, and that the geographic scope of the covenants contained herein is reasonable.

INDEMNITY
---------

18. Except for acts of dishonesty, wilfully fraudulent or criminal acts or misconduct, or other wilful wrongful acts or omissions, the Company agrees to indemnify and save the Executive harmless from and against all costs including reasonable attorneys fees as assessed by the Court, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which the Executive is made a party by reason of having been an officer of the Company, if the Executive acted honestly and in good faith with a view to the best interests of the Company.

LIABILITY INSURANCE
-------------------

19. The Company covenants and agrees to obtain, as soon as possible after the execution of this Agreement, liability insurance for the Executive with respect to his performance of his duties as and while an officer of the Company.

WHOLE AGREEMENT
---------------

20. This Agreement constitutes and expresses the whole agreement of the parties hereto with reference to the employment of the Executive by the Company, and with reference to any matters or things herein provided for or hereinbefore discussed or
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                                      -11-

mentioned with reference to such employment. All promises, representations, collateral agreements and understandings relative thereto not incorporated herein are hereby superseded and cancelled by this Agreement.

GENERAL
-------

21. All notices, request, demands or other communications by the terms hereof required or permitted to be given by one party to the other shall be given in writing by personal delivery or by registered mail, postage prepaid, addressed to the other party or delivered to the other party as follows:

     (a)  to the Company at:

          Travelbyus.com Ltd.
          #204-3237 King George Hwy
          Surrey BC V4P 1B7

          Attention:     Chief Executive Officer
          Facsimile No:  (604) 541-2450

     with a copy to:

          CASSELS BROCK & BLACKWELL
          Suite 2100, 40 King Street West
          Toronto, Ontario
          M5H 3C2

          Attention:    John McGowan
          Facsimile No: (416) 360-8877

     (b)  to the Executive at:

          John Fenyes
          755 Francesca
          Sparkes, Nevada
          89435
          U.S.A.

          Facsimile No: .

or such other addresses as may be given by either of them to the other in writing from time to time, and such notices, requests, demands, acceptances or other communications shall be deemed to have been received when delivered or, if mailed, on the second business day after mailing thereof; provided that if any such notice, request, demand, acceptance or other communication shall have been mailed and if regular mail service shall be interrupted by strikes or other irregularities before the second business day after the mailing thereof, such notice, request, demand, acceptance or other communication shall be deemed not to have been received unless the same has been personally delivered and served on the party to whom the same is addressed.

22. This Agreement shall be governed by and interpreted under the internal substantive laws of the State of Nevada and the Federal Laws of the United States of America applicable therein without regard to principals of conflicts of law and the parties hereto irrevocably attorn to the jurisdiction of the Courts of the State of Nevada in respect of claims brought by the Company to enforce sections 11 to 14 of this Agreement unless the Company elects to invoke the Arbitration provisions in section 15 of this Agreement.

23. All dollar amounts referred to in this Agreement are expressed in United States funds.

24. (a) This Agreement is personal to the Executive and may not be assigned by him.

     (b) Upon notice to the Executive, this Agreement may be assigned to an affiliate of the Company, provided that notwithstanding such assignment, the Company continues to guarantee the performance by such assignee of its obligations hereunder.

     (c) Except as aforesaid, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, including, in the case of the Executive, his heirs, executors and administrators.

25. Time shall be of the essence of this Agreement and of every part hereof.

26. The parties acknowledge and agree that sections 11 to 15 and 22 of this agreement, and the obligation to pay any amounts due to the Executive but unpaid at the date of termination, shall survive the termination or expiration of this Agreement.

27. The Executive acknowledges that he has read and understood this Agreement, and that he has been given the opportunity to obtain independent legal advice in connection with this Agreement and its terms, and agrees that this agreement shall be assigned to Express Vacations, Inc. as the successor to Express Vacations, LLC after an amalgamation between such parties.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

SIGNED, SEALED AND DELIVERED  )    EXPRESS VACATIONS, LLC.
         in the presence of:  )
                              )
                              )
                              )    Per: /s/ Bill Kerby
                                        --------------
                              )         Authorized Signing Officer
                              )
                              )
                              )
                              )
                              )
                              )
/s/ Bonnie Drinkwater         )          /s/ John Fenyes
---------------------              --------------------------------
Witness                       )              John Fenyes